                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY



         Name                                          Jurisdiction of Incorporation
         ----                                          -----------------------------
         Dallas Woodcraft, Inc.                                    Texas
         GIA, Inc.                                               Nebraska
         Homco, Inc.                                               Texas
         Homco de Mexico, S.A. de C.V.                            Mexico
         Homco Puerto Rico, Inc.                                 Delaware
         Spring Valley Scents, Inc.                                Texas
         Laredo Candle Company L.L.P.                              Texas